EXHIBIT 10.16
FIRST AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of January 11, 2013, by and between SAN JOSE WATER COMPANY a California corporation, (each individually and collectively a “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of March 1, 2012, as amended from time to time (“Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.	Section 4.9. (a) is hereby deleted in its entirety, and the following substituted therefor:

“(a) Funded Debt. Funded Debt shall not exceed 66-2/3% of Total Capitalization.
“Funded Debt” shall mean all funded debt of SAN JOSE WATER COMPANY excluding borrowings on the bank line of credit. “Total Capitalization” shall mean as of any date the sum of (i) net worth plus (ii) Funded Debt.”

2.	Section 4.9. (b) is hereby deleted in its entirety, and the following substituted therefor:

“(b) Interest Coverage Ratio. Interest Coverage Ratio, defined as the sum of net profit before taxes plus interest expense divided by interest expense (net of capitalized interest expense), not less than 1.75:1.0 as of each calendar quarter end on a rolling 4-quarter basis.”

3.    Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

4.    Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

SAN JOSE WATER COMPANY	WELLS FARGO BANK,
NATIONAL ASSOCIATION

By: /s/ W. Richard Roth	By: /s/ Anthony White
W. Richard Roth, President	Anthony White, Senior Vice President

By: /s/ James P. Lynch
James P. Lynch, Chief Financial Officer